Exhibit 99.1

Myomo, Inc. Reports Third Quarter 2017 Results

CAMBRIDGE, Mass., November 6, 2017 – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a commercial stage medical robotics company, today reports its financial results for the three and nine months ended September 30, 2017.

Highlights and Achievements in the Third Quarter 2017 and Year To-date

The third quarter of 2017 marked Myomo’s first full quarter as a publicly traded company. Total revenue for the third quarter increased 165% year over year to $489,000, compared to $184,000 for the third quarter of 2016. Third quarter revenue increased 59% compared with the second quarter of 2017. Gross margin in the third quarter was 75%, up from 58% in the year ago period and from 68% last quarter. For the nine months ended September 30, 2017, total revenue increased 54% to $1,011,000, as compared to $655,000 for the nine months ended September 30, 2016. Commercial activities in the third quarter included:

●	Launch of MyoPro® For Veterans, a strategic awareness program that broadens accessibility of MyoPro powered upper limb orthotics (arm brace) to the many veterans of the U.S. Armed Forces that could potentially benefit from the technology.

●	Showcased MyoPro 2 at the American Orthotics and Prosthetics Association World Congress (AOPA) in Las Vegas, NV. Over 2,500 attendees participated in the conference. Myomo featured events included clinician presentations on patient outcomes with MyoPro.

●	Increased MyoPro awareness to physiatrists with events held at the American Academy of Physical Medicine and Rehabilitation (AAPM&R) Annual Assembly in Denver, CO. Clinician reported outcomes for a spinal cord injury patient using MyoPro was featured in the poster session.

●	Ongoing Ottobock clinician and sales training in Germany, with first patient fitted with MyoPro.

These activities are part of the Myomo's transition from a Controlled Introduction to beginning the scaling up of commercial operations and distribution in US and international markets.  The Company expects that these programs will result in greater patient demand from increased awareness, more referral sources from rehab hospitals, and a broader footprint of MyoPro Centers of Excellence for product distribution.

Paul R. Gudonis, Chairman & CEO of Myomo, commented: “We are pleased to report 165% year over year and 59% sequential revenue growth in the third quarter of 2017. Sales and marketing programs we have established, including MyoPro Centers of Excellence, Ottobock distribution agreement, and next generation MyoPro 2 product line, are paving way for our growth agenda. We are pleased to report positive clinical and patient feedback, facilitating efforts to serve the large, unmet market need to restore function in paralyzed or weakened upper limbs.”

Financial Results for the Third Quarter Ended September 30, 2017

	Three months ended		Period-to-period		Nine months ended		Period-to-period
	September 30,		change		September 30,		change
	2017	2016	$	%	2017	2016	$	%

Revenue	$488,540	$184,194	$304,346	165%	$1,011,454	$655,184	$356,270	54%

Cost of revenue	124,098	77,082	47,016	61%	301,308	186,334	114,974	62%

Gross margin	$364,442	$107,112	$257,330	240%	$710,146	$468,850	$241,296	51%
Gross margin%	75%	58%		17%	70%	72%		(2)%

Total revenue was $489,000 for the quarter ended September 30, 2017; an increase of $304,000, or 165%, as compared to the three months ended September 30, 2016. During the quarter, product revenue increased $279,000 versus the comparable period of 2016. The increase was due primarily to product sales to our distributor Ottobock. We recognized $30,000 of grant revenue during the three months ended September 30, 2017 as compared to $5,000 in the year ago period.

Gross margin was 75% for the quarter ended September 30, 2017, as compared to 58% for the three months ended June 30, 2016. The increase was due to lower inventory and warranty provisions during the quarter, as well as higher research grant revenues which have higher gross margins.

Research and development expenses were $329,000, an increase of $92,000, or 39%, during the three months ended September 30, 2017, as compared to the three months ended September 30, 2016. The increase was primarily due to additional engineering personnel costs of $72,000.

Selling, general and administrative costs of $1,470,000 increased $667,000, or 83%, during the three months ended September 30, 2017, as compared to the three months ended September 30, 2016, primarily due to employee compensation, which includes stock-based compensation expense, and also due to professional fees, travel expenses and an increase in clinical research to support reimbursement efforts for our products.

Interest and other income, net was $176,000 during the three months ended September 30, 2017, as compared with a net expense of $84,000 in the three months ended September 30, 2016. This change was due primarily to a decrease in fair value of derivative liabilities. The decrease in interest expense, and other expense net was due to lower interest expense reflecting the conversion of our convertible promissory notes into common stock on June 9, 2017, our IPO closing date.

The Company’s net loss for the quarter ended September 30, 2017 amounted to $1,259,000, compared with a net loss of $1,018,000 for the corresponding 2016 period. Net loss available to common stockholders for the quarter ended September 30, 2017 was $1,259,000 or ($0.21) per share, compared with a net loss available to common stockholders of $1,211,000, or ($1.09) per share, for the corresponding year ago period. The increase in net loss was primarily due higher operating expenses incurred in the quarter.

Adjusted EBITDA1 for the quarter ended September 30, 2017 was a loss of $1,490,000, compared with a loss of $887,000 for the corresponding 2016 period. A reconciliation of GAAP to this non-GAAP financial measure has been provided in the financial statement tables included in this press release. An explanation of this measure is also included below under the heading “Non-GAAP Financial Measures.”

Cash on hand at September 30, 2017 was $4,958,000, compared to $797,000 at December 31, 2016. For the nine months ended September 30, 2017, we used $4,723,000 of cash in operating activities, compared to $2,299,000 for the nine months ended September 30, 2016. The increase in cash reflects the net proceeds from our IPO, and $2,923,000 from our concurrent private placement, in addition to $1,770,000 of additional convertible notes issued during the year partially offset by the $4,723,000 million of net cash used in operating activities.

Conference Call and Webcast Information

Myomo will hold a conference call today, November 6, 2017 at 4:30 p.m. EDT. To access the conference call, please dial 1-877-270-2148 from the U.S. or 1-412-902-6510 internationally. Please instruct to be joined into Myomo’s earnings conference call.

A replay of the conference call will be available approximately one hour after completion of the live conference call at the Investor Relations page. A dial-in replay of the call will be available until November 20, 2017; please dial 1-877-344-7529 from the U.S. or 1-412-317-0088 internationally and provide the passcode of 10113931.

(Tables follow)

About Myomo

Myomo, Inc. is a commercial stage medical device company in the medical robotics industry, specializing in myoelectric braces, or orthotics, for people with neuromuscular disorders. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper limb orthosis designed to restore function to the weakened or paralyzed arms of patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Cambridge, Massachusetts, with sales and clinical professionals across the U.S. For more information, please visit www.myomo.com.

1 Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted the impact of the write-off of unamortized debt discount associated with conversion of convertible notes into common stock and warrants, stock based-compensation and the impact of the fair value revaluation of our derivative liabilities.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company's future business expectations, including the scale-up of commercial operations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

●	our sales and commercialization efforts;

●	our ability to achieve reimbursement from third-party payers for our products;

●	our dependence upon external sources for the financing of our operations,

●	our ability to effectively execute our business plan; and

●	our expectations as to our clinical research program and clinical results.

More information about these and other factors that potentially could affect our financial results is included in Myomo's filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s quarterly reports on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Non-GAAP Financial Measures

Myomo has provided in this release of financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Myomo believes that the use of this non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Myomo’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA is EBITDA adjusted for the impact of the write off of unamortized debt discount associated with conversion of convertible notes into common stock and warrants, stock based-compensation and the impact of the fair value revaluation of our derivative liabilities. Non-GAAP financial measures that Myomo uses may differ from measures that other companies may use. This non-GAAP financial measure disclosed by Myomo is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

For Myomo:

ir@myomo.com

Investor Relations:

Vivian Cervantes

PCG Advisory

212-554-5482

vivian@pcgadvisory.com

Public Relations:

Rachel Robbins

Greenough

617-275-6521

rrobbins@greenough.biz

MYOMO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue	$488,540	$184,194	$1,011,454	$655,184

Cost of revenue	124,098	77,082	301,308	186,334

Gross margin	364,442	107,112	710,146	468,850

Operating expenses:
Research and development	329,357	237,688	1,394,865	714,333
Selling, general and administrative	1,470,058	803,249	4,047,385	1,932,522

Total operating expenses	1,799,415	1,040,937	5,442,250	2,646,855

Loss from operations	(1,434,973)	(933,825)	(4,732,104)	(2,178,005)

Other expense (income)
Change in fair value of derivative liabilities	(219,374)	-	(64,366)	-
Debt discount on convertible notes	-	-	5,172,000	-
Interest and other expense, net	43,350	84,439	357,465	227,719
Total other expense (income)	(176,024)	84,439	5,465,099	227,719

Net loss	(1,258,949)	(1,018,264)	(10,197,203)	(2,405,724)
Deemed discount – accreted preferred stock discount	-	(27,187)	(274,011)	(81,554)
Cumulative dividend to Series B-1 preferred stockholders	-	(165,472)	(287,779)	(492,820)
Net loss available to common stockholders	$(1,258,949)	$(1,210,923)	$(10,758,993)	$(2,980,098)

Weighted average number of common shares outstanding:
Basic and diluted	6,081,195	1,107,564	3,191,144	1,041,550

Net loss per share available to common stockholders:
Basic and diluted	$(0.21)	$(1.09)	$(3.37)	$(2.86)

MYOMO, INC.

 CONDENSED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)	(revised)
ASSETS
Current Assets:
Cash	$4,958,088	$797,174
Accounts receivable, net	225,934	114,506
Inventories	123,351	82,435
Prepaid expenses and other	465,880	152,337
Total Current Assets	5,773,253	1,146,452
Restricted cash	52,000	52,000
Deferred offering costs	111,719	438,237
Equipment, net	21,822	21,563
Total Assets	$5,958,794	$1,658,252

LIABILITIES, REDEEMABLE AND CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Notes payable, shareholder, current	$-	$876,458
Notes payable, MLSC, current	597,070	1,193,984
Accounts payable and other accrued expenses	1,130,232	714,010
Accrued interest, current	4,602	149,580
Derivative liabilities	92,359	-
Deferred revenue	68,958	67,263
Total Current Liabilities	1,893,221	3,001,295
Notes payable, shareholder, net of current portion	876,458	-
Notes payable, MLSC, net of current portion	421,838	-
Convertible promissory notes, net of debt discount	-	2,204,235
Convertible promissory notes, related party	-	1,180,000
Accrued interest, net of current portion	191,892	130,937
Total Liabilities	3,383,409	6,516,467

Redeemable and Convertible Preferred Stock:
Series B-1 convertible preferred	-	8,174,693
Series A-1 convertible preferred	-	4,497,548
Total Redeemable and Convertible Preferred Stock	-	12,672,241

Commitments and Contingencies	-	-

Stockholders' Equity (Deficiency)
Common stock	611	112
Undesignated preferred stock	-	-
Additional paid-in capital	35,653,749	5,351,204
Accumulated deficit	(33,072,511)	(22,875,308)
Treasury stock	(6,464)	(6,464)
Total Stockholders' Equity (Deficiency)	2,575,385	(17,530,456)
Total Redeemable and Convertible Preferred Stock and Stockholders' Equity (Deficiency)	2,575,385	(4,858,215)
Total Liabilities, Redeemable and Convertible Preferred Stock and Stockholders’ Equity (Deficiency)	$5,958,794	$1,658,252

MYOMO, INC.

  CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

For the nine months ended September 30,	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,197,203)	$(2,405,724)

Adjustments to reconcile net loss to net cash used in operations:
Depreciation	6,985	5,864
Stock-based compensation	238,222	72,188
Bad debt expense	29,775	-
Amortization of debt discount	17,765	3,444
Debt discount on convertible notes	5,172,000	-
Excess and obsolete inventory reserve	30,955	-
Common stock issued for services	30,000	-
Change in fair value of derivative liabilities	(64,366)	-
Changes in operating assets and liabilities:
Accounts receivable	(141,203)	(94,598)
Inventories	(71,873)	70,832
Restricted cash	-	(52,000)
Prepaid expenses and other	(313,542)	(160,544)
Deferred offering costs	(111,719)	(306,116)
Accounts payable and other accrued expenses	416,222	213,856
Accrued interest	233,283	221,454
Deferred revenue	1,695	132,531

Net cash used in operating activities	(4,723,004)	(2,298,813)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(7,244)	-

Net cash used in investing activities	(7,244)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from IPO, net of offering costs	4,368,315	-
Proceeds from private placement, net of offering costs	2,922,885	-
Proceeds from convertible promissory notes, net	1,770,000	1,746,532
Repayment of note payable, MLSC	(196,992)	-
Proceeds from exercise of stock options	26,954	2,876

Net cash provided by financing activities	8,891,162	1,749,408

Net increase (decrease) in cash	4,160,914	(549,405)

Cash, beginning of period	797,174	1,042,618

Cash, end of period	$4,958,088	$493,213

MYOMO, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
GAAP net loss	$(1,258,949)	$(1,018,264)	$(10,197,203)	$(2,405,724)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense	43,150	84,034	330,065	224,784
Other (income) expense	200	405	27,400	2,935
Depreciation expense	2,439	1,868	6,985	5,864
Stock-based compensation	(57,196)	44,500	238,222	72,188
Debt discount on convertible notes	-	-	5,172,000	-
Change in fair value of derivative liabilities	(219,374)	-	(64,366)	-
Adjusted EBITDA	$(1,489,730)	$(887,457)	$(4,486,897)	$(2,099,953)